SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 11, 2002

HF FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19772	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  Other Events.

             On July 11, 2002, the Company issued 5,000 shares totaling $5.0 million of Company Obligated Mandatorily Redeemable referred Securities of HF Financial Capital Trust II.  The Trust exists for the sole purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures of the Company.  These subordinated debentures constitute the sole asset of the Trust.  The securities provide for cumulative cash distributions calculated at a rate based on three-month LIBOR plus 3.65%.  The Company may, at one or more times, defer interest payments on the capital securities for up to 20 consecutive quarterly periods, but not beyond October 7, 2032.  At the end of the deferral period, all accumulated and unpaid distributions will be paid.  The capital securities will be redeemed on October 7, 2032; however, the Company has the option to shorten the maturity date to a date not earlier than July 7, 2007.  Holders of the capital securities have no voting rights, are unsecured, and rank junior in priority of the payment to all of the Company’s indebtedness and senior to the Company’s capital stock.

FORM 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	July 12, 2002	by	/s/	Curtis L. Hage
Curtis L. Hage, Chairman, President
And Chief Executive Officer
(Duly Authorized Officer)

Date:	July 12, 2002	by	/s/	Darrel L. Posegate
Darrel L. Posegate, Senior Vice President
And Chief Financial Officer
(Principal Financial and Accounting Officer)